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                                                                  EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-20315 of California Jockey Club and Bay Meadows Operating Company on Form S-8 of our report dated March 28, 1996 (November 21, 1996 as to Note 16), appearing in this Annual Report on Form 10-K/A of California Jockey Club and of Bay Meadows Operating Company for the year ended December 31, 1995.


Deloitte & Touche LLP
San Francisco, California
December 10, 1996